Exhibit 99.1

Universal Electronics to Acquire RCS Technology,
Expanding Its Lineup of IoT, Energy Monitoring and Control Products

Santa Ana, CA - May 4, 2017 - Universal Electronics Inc. (UEI), (NASDAQ:UEIC), the worldwide leader in universal control and sensing technologies for the smart home, has entered into an agreement to acquire certain assets of U.S.-based Residential Control Systems, Inc. (known as “RCS Technology”) - a leading designer and manufacturer of energy management and control products for the Residential, Commercial, and Hospitality markets.

Through this acquisition, UEI further solidifies its footprint in the rapidly growing IoT space by expanding its portfolio of home sensing, monitoring and control solutions to include programmable communicating thermostats (PCTs), advanced HVAC controls, energy monitoring and control devices, gateways, in-home displays and user interfaces.

“RCS represents another important step toward our goal to be the leader in control and sensing technologies for the smart home”, said Paul Arling, UEI's Chairman and CEO. “This acquisition builds on our existing business with original equipment manufacturers in HVAC, giving us an expanded capability in delivering traditional and wireless thermostats, room air controllers, and wireless remotes to customers such as Daikin, Fujitsu and Panasonic. The addition of RCS brings new smart thermostat, sensing and monitoring products to our international market through our global sales, manufacturing, and distribution channels.”

The smart thermostat market is projected to have accelerated growth over the next five years, driven by several factors: advancements in communication technologies; consumer interest in home automation and monitoring; a push for energy conservation; and the growth of utility and government-sponsored programs. According to data from Navigant Research, the global market for smart and communicating thermostats is expected to double in size, from $1.1 billion in 2016 to $2.2 billion in 2020, with the largest growth forecasted in North America.

RCS is one of the leading suppliers of smart communicating thermostats to original equipment manufacturers (OEM).  RCS delivers innovative thermostat products to major HVAC manufacturers as well as companies in security and home automation such as ADT and Nexia Home Automation Systems.

“Our growth has been driven largely by a focus on quick development for accelerated time to market, using local, responsive engineering design and production teams, as well as a broad product portfolio including Z-Wave®, ZigBee® and Wi-Fi® technologies,” stated Michael Kuhlmann, RCS President and CEO. “UEI’s leadership position in its current markets, as well as its global development and manufacturing footprint, will give us the leverage we need to build market share in a growing and exciting segment of the IoT space.”

The purchase price for the acquisition of RCS assets will be approximately $9 million in cash plus incentive-based cash consideration to be paid over the next five years. RCS’ acquired assets include product lines, inventory, intellectual property, engineering and development resources, sales and distribution relationships, and other assets used in its communication and smart thermostat business.

UEI intends to operate the acquired business as a wholly-owned subsidiary and market the energy monitoring, thermostat, sensor products and services under RCS brands and its trademarks, building upon RCS’ many years of experience, expertise and innovation in the industry.

About RCS Technology
RCS Technology is a leading designer and manufacturer of energy management and control products for the Residential, Small Commercial, and Hospitality markets.  RCS branded products have been the iconic home control and automation platforms for several generations of control networks and media technologies from Powerline to RF to WEB based solutions.
For more information, visit www.rcstechnology.com

About Universal Electronics
Universal Electronics Inc. (NASDAQ:UEIC) is the worldwide leader in universal control and sensing technologies for the smart home. For more information, please visit www.uei.com/about.
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Safe Harbor Statement
This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the successful closing of the transaction between UEI and RCS and integration of their respective business lines, the timely development, delivery and market acceptance of products and technologies such as thermostats, energy monitoring, wireless sensors and other technologies identified in this release; the continued penetration and growth of next generation consumer technologies; and other factors described in the Company’s filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contacts:

Universal Electronics Inc.
Benny Canady
714-918-9500

LHA (Investor Relations Agency)
Becky Herrick
415-433-3777